MTM Technologies Achieves Fifth Consecutive
Quarter of Positive EBITDA Results

•	Quarterly Revenue of $69 million, up 132% and EBITDA of $2.0 million, up 146%, from Prior Year’s Quarter

•	NEXL, Inc. Acquisition Completed

•	Completed $25 Million Secured Debt Financing and $10 Million Preferred Equity Financing

STAMFORD, CT - February 13, 2006 - MTM Technologies, Inc. (NASDAQ: MTMC), a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced financial results for its third fiscal quarter ended December 31, 2005.

Quarterly Results:

Net revenue for the third quarter increased 132% from the comparable period in the prior year to $69.0 million, with strong growth in both product and service revenue. The increase in net revenue from the third quarter of last year resulted primarily from the acquisition of Vector ESP, Inc. in the third fiscal quarter of last year, the acquisition of Info Systems, Inc. in the fourth fiscal quarter of last year, and the acquisition of NEXL, Inc. on December 1, 2005.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the third quarter was $2.0 million, as compared to EBITDA of $816,000 for the comparable period in the prior year.

Net loss for the third quarter of ($330,000), or ($0.04) per share, included $600,000 of amortization of intangible assets and debt discount. For the comparable period in the prior year, the net loss of ($775,000), or ($0.13) per share, included $1.0 million of debt discount amortization.

Year-to-Date Results:

Net revenue for the first nine months of the fiscal year increased 160% from the comparable period in the prior year to $165.6 million, with similar increases in both product and service revenue. The increase in net revenue from the nine months of the last fiscal year resulted primarily from the Company’s acquisitions.

Adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”) for the nine months was $4.8 million, as compared to an EBITDA loss of ($1.5) million for the comparable period in the prior year. Reported EBITDA was adjusted to remove the effect of one-time charges of $1.2 million related primarily to the settlement of compensation arrangements with certain former executives of predecessor companies that occurred in the first fiscal quarter of this year.

Net loss for the first nine months of the fiscal year of ($4.9) million, or ($0.63) per share, included $1.7 million of amortization of intangible assets and $3.2 million of debt discount amortization and other non-cash interest expense. For the comparable period in the prior year, net loss of ($4.1) million, or ($0.76) per share, included $1.0 million of debt discount amortization.

“Since we announced the build out of a leading national middle market IT solutions business approximately 24 months ago, we have grown our annual revenues from approximately $50 million to a current run rate of approximately $300 million. We will continue to integrate our acquisitions and drive for further market penetration in all regions,” said Francis J. Alfano, MTM Technologies’ CEO. “The acquisition of NEXL has substantially enhanced our presence in the key northeast market. As with our other acquisitions, the integration of NEXL has gone very smoothly and we look forward to their contribution to our revenue and EBITDA growth. With the $35 million of additional debt and equity financing we raised during the quarter and with our existing credit lines, our financial position is healthy, allowing us to fund both current operations and any near-term acquisitions.

“As we complete our fiscal year ending March 31, 2006, we have a strong and committed management team and the technical capabilities to continue the steady execution of our strategy to be the leading supplier of innovative IT solutions and services to medium sized customers in the United States,” continued Mr. Alfano.

MTM Technologies believes that EBITDA, which is not a recognized measure for financial presentation under United States generally accepted accounting principles (“GAAP”), provides investors and management with a useful supplemental measure of its operating performance by excluding the impact of interest, taxes, depreciation, and amortization. EBITDA results should be evaluated in light of MTM Technologies' financial results prepared in accordance with GAAP. A table reconciling net loss calculated in accordance with GAAP to EBITDA is included in the financial statements in this release. EBITDA does not have any standardized definition and is therefore unlikely to be comparable to similar measures presented by other reporting companies.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies. Partnered with industry-leading technology providers such as Cisco, Citrix, Microsoft, HP, Sun Microsystems, EMC and Avaya, MTM Technologies’ practice areas include access infrastructure, IP telephony, enterprise storage, security and network and systems infrastructure. Service areas include managed services, consulting, professional IT staffing and implementation. For more information, visit www.mtm.com.

“Safe Harbor” Statement Under The Private Securities Litigation Reform Act Of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and the Company disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Company’s expectations or future events.

For more information, contact:	Michael El-Hillow MTM Technologies, Inc. Phone: (203) 975-3750 Fax: (203) 975-3701 Email: investorrelations@mtm.com

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2005	March 31, 2005
	(Unaudited)
ASSETS

Current assets:
Cash	$17,695	$4,010
Restricted cash	-	1,000
Accounts receivable - trade, net of allowance of $1,549 and $741, respectively	60,608	34,180
Inventories	2,305	3,408
Prepaid expenses and other current assets	4,910	2,360
Total current assets	85,518	44,958

Property and equipment	24,029	16,234
Less accumulated depreciation and amortization	13,208	11,016
	10,821	5,218
Goodwill	68,721	36,235
Identified intangible assets, net of amortization	6,526	6,471
Other assets	532	332
TOTAL ASSETS	$172,118	$93,214

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Secured revolving credit facilities	$14,593	$13,614
Inventory financing agreements	4,693	2,930
Current portion of promissory notes	708	366
Accounts payable and accrued expenses	45,547	22,477
Convertible subordinated promissory notes	-	13,321
Deferred revenue	5,333	4,522
Current portion of capital lease obligations	355	185
Total current liabilities	71,229	57,415

Secured promissory note	22,544	-
Warrants and future rights liability	-	6,335
Non-current portion of promissory notes	-	667
Non-current portion of capital lease obligation	564	281
Total liabilities	94,337	64,698

Shareholders’ equity:
Series A preferred stock, $.001 par value; 31,000,000 and 14,000,000 shares authorized; 20,024,832 and 9,101,968 shares issued and outstanding respectively	49,883	16,997
Common stock, $.001 par value; authorized 80,000,000 and 10,000,000 shares, respectively; issued and outstanding 10,581,931 and 7,376,239 shares respectively	11	8
Additional paid-in capital	50,663	29,397
Accumulated deficit	(22,776)	(17,886)
Total shareholders’ equity	77,781	28,516
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$172,118	$93,214

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004
Net revenues:
Products	$54,404	$21,138	$121,224	$46,943
Services	14,598	8,553	44,377	16,703
Total net revenues	69,002	29,691	165,601	63,646
Costs and expenses:
Cost of products sold	47,043	18,696	104,420	42,518
Cost of services provided	8,730	4,973	26,156	10,962
Selling, general and administrative	12,749	5,555	35,392	12,822
Total costs and expenses	68,522	29,224	165,968	66,302
Income (loss) from operations	480	467	(367)	(2,656)
Interest expense	(631)	(1,242)	(4,344)	(1,459)
Loss before income tax provision	(151)	(775)	(4,711)	(4,115)
Provision for income taxes	179	-	179	-
Net loss	$(330)	$(775)	$(4,890)	$(4,115)
Net loss per common share:
Basic and Diluted	$(0.04)	$(0.13)	$(0.63)	$(0.76)

Weighted average number of common shares outstanding:
Basic and Diluted	8,562	6,091	7,822	5,400

MTM Technologies, Inc. and Subsidiaries
EBITDA and Adjusted EBITDA Reconciliation

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004

EBITDA (a)	$2,011	$816	$4,826	$(1,533)
Compensation arrangements (b)			1,244
Depreciation and amortization	1,531	349	3,949	1,123
Income tax expense	179		179
Interest expense (c)	631	1,242	4,344	1,459
Net loss	$(330)	$(775)	$(4,890)	$(4,115)

(a)	For the nine months ended December 31, 2005, represents Adjusted EBITDA.

(b)	Included in the nine months ended December 31, 2005 is a one-time charge of $1.2 million related primarily to the settlement of compensation arrangements with certain former executives.

(c)
Included in the nine months ended December 31, 2005 is $3.2 million of debt discount amortization and other non-cash interest expense incurred during the first fiscal quarter of 2006 related to the convertible notes.